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                                                                    EXHIBIT 99.1

                     CONSENT OF PERSON TO BECOME A DIRECTOR

     I hereby consent to being named in this Registration Statement as a person who may become a director of Verio Inc.

                                                  /s/ ARTHUR L. CAHOON

                                            ------------------------------------
                                                      Arthur L. Cahoon

Dated: October 19, 1998